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                                                                   EXHIBIT NO. 3


                           FOSTER WHEELER CORPORATION
                            (A NEW YORK CORPORATION)

                            ________________________


                                    BY-LAWS


                          AS AMENDED TO  JUNE 27, 1995

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                           FOSTER WHEELER CORPORATION
                                   ---------
                                    BY-LAWS
                                   ---------
                               TABLE OF CONTENTS*
                                   ---------
                                   ARTICLE I
                            MEETINGS OF STOCKHOLDERS


SECTION   1.1  Place of Meetings. . . . . . . . . . . . . . . . . . . . . .  1
SECTION   1.2  Annual Meetings. . . . . . . . . . . . . . . . . . . . . . .  1
SECTION   1.3  Special Meetings . . . . . . . . . . . . . . . . . . . . . .  1
SECTION   1.4  Notice of Meetings . . . . . . . . . . . . . . . . . . . . .  1
SECTION   1.5  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
SECTION   1.6  Organization of Meetings . . . . . . . . . . . . . . . . . .  2
SECTION   1.7  Voting . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
SECTION   1.8  List of Shareholders . . . . . . . . . . . . . . . . . . . .  2
SECTION   1.9  Inspectors of Election . . . . . . . . . . . . . . . . . . .  2
SECTION   1.10 Nomination of Directors. . . . . . . . . . . . . . . . . . .  2

                                   ARTICLE II
                               BOARD OF DIRECTORS

SECTION   2.1  Term and Qualification . . . . . . . . . . . . . . . . . . .  3
SECTION   2.2  Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . .  3
SECTION   2.3  Places of Directors' Meetings. . . . . . . . . . . . . . . .  3
SECTION   2.4  Regular Meetings . . . . . . . . . . . . . . . . . . . . . .  3
SECTION   2.5  Special Meetings . . . . . . . . . . . . . . . . . . . . . .  4
SECTION   2.6  Notice of Special Meetings . . . . . . . . . . . . . . . . .  4
SECTION   2.7  Organization of Meetings . . . . . . . . . . . . . . . . . .  4
SECTION   2.8  Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
SECTION   2.9  Action Without Meeting . . . . . . . . . . . . . . . . . . .  4
SECTION   2.10 Telephonic Meetings. . . . . . . . . . . . . . . . . . . . .  4
SECTION   2.11 Compensation . . . . . . . . . . . . . . . . . . . . . . . .  4
SECTION   2.12 Directors Emeritus . . . . . . . . . . . . . . . . . . . . .  4

                                  ARTICLE III
                                   COMMITTEES

SECTION   3.1  Executive Committee. . . . . . . . . . . . . . . . . . . . .  5
SECTION   3.2  Powers of Executive Committee. . . . . . . . . . . . . . . .  5
SECTION   3.3  Quorum of Executive Committee; Procedure . . . . . . . . . .  5
SECTION   3.4  Other Committees . . . . . . . . . . . . . . . . . . . . . .  5
SECTION   3.5  Compensation and Expenses. . . . . . . . . . . . . . . . . .  5

_____________

* This Table of Contents is included for convenience of reference and is not part of the By-Laws as originally accepted or amended.

                                      (i)

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                                   ARTICLE IV
                                    OFFICERS

SECTION   4.1  General Provisions . . . . . . . . . . . . . . . . . . . . .  5
SECTION   4.2  Election of Officers . . . . . . . . . . . . . . . . . . . .  5
SECTION   4.3  Chairman of the Board. . . . . . . . . . . . . . . . . . . .  6
SECTION   4.4  Vice Chairman. . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION   4.5  President. . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION   4.6  Vice Presidents. . . . . . . . . . . . . . . . . . . . . . .  6
SECTION   4.7  Secretary. . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION   4.8  Assistant Secretaries. . . . . . . . . . . . . . . . . . . .  6
SECTION   4.9  Controller . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION   4.10 Assistant Controllers. . . . . . . . . . . . . . . . . . . .  6
SECTION   4.11 Treasurer. . . . . . . . . . . . . . . . . . . . . . . . . .  6
SECTION   4.12 Assistant Treasurers . . . . . . . . . . . . . . . . . . . .  6
SECTION   4.13 General Counsel. . . . . . . . . . . . . . . . . . . . . . .  7
SECTION   4.14 Salaries . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION   4.15 Retirement; Vacancies. . . . . . . . . . . . . . . . . . . .  7

                                   ARTICLE V
                                 CAPITAL STOCK

SECTION   5.1  Certificates . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION   5.2  Record . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION   5.3  Fixing of Record Date. . . . . . . . . . . . . . . . . . . .  7
SECTION   5.4  Transfers. . . . . . . . . . . . . . . . . . . . . . . . . .  7
SECTION   5.5  Lost Stock Certificates. . . . . . . . . . . . . . . . . . .  7

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

SECTION   6.1  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . .  8
SECTION   6.2  Corporate Seal . . . . . . . . . . . . . . . . . . . . . . .  8
SECTION   6.3  Resignations . . . . . . . . . . . . . . . . . . . . . . . .  8
SECTION   6.4  Checks, Drafts, Notes and Other Negotiable Instruments . . .  8
SECTION   6.5  Waiver of Notice . . . . . . . . . . . . . . . . . . . . . .  8
SECTION   6.6  Indemnification and Insurance. . . . . . . . . . . . . . . .  8
SECTION   6.7  Amendments . . . . . . . . . . . . . . . . . . . . . . . . .  9



                                      (ii)

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                                    BY-LAWS

                                       of

                           FOSTER WHEELER CORPORATION

                                   ARTICLE I
                           MEETINGS OF  SHAREHOLDERS

     SECTION 1.1. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at such place either within or without the State of New York as shall be fixed by the Board of Directors and specified in the notice or waiver of notice of meeting.

     SECTION 1.2. Annual Meeting. (a) The annual meeting of shareholders for the election of directors and for the transaction of such other business as properly may be brought before the meeting shall be held during the month of April in each year on such date and at such time as the Board of Directors shall specify by resolution.

     (b) At any annual meeting of shareholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who complies with the procedures set forth in this Section 1.2. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be received by the Secretary at the Corporation's principal executive offices not less than 120 calendar days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.2. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.2, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 1.3. Special Meetings. Special meetings of shareholders may be held whenever called in the manner and with the notice specified in the Certificate of Incorporation. The business transacted at all special meetings shall be limited to the purposes stated in the notice thereof.

     SECTION 1.4. Notice of Meetings. Written notice of every meeting of shareholders stating the purpose for which the meeting is called and the time and place thereof shall be mailed, postage prepaid, not less than ten nor more than 50 days prior to the date set for the meeting, to each shareholder entitled to vote at such meeting as of the record date established by the Board of Directors pursuant to Section 5.3. Such notice shall be directed to a shareholder at his address as it shall appear on the books of the Corporation unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

     SECTION 1.5. Quorum. At any meeting of shareholders, except as otherwise expressly required by statute, by the Certificate of Incorporation, or by these By-Laws, the holders of record of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of any business. If, however, such quorum shall not be present at any meeting of the


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shareholders, the shareholders present in person  or by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

     SECTION 1.6. Organization of Meetings. At all meetings of shareholders, unless otherwise determined by the Board of Directors, the Chairman of the Board or, in his absence, the Vice Chairman, if one is elected, and if not the President shall preside and the Secretary or an Assistant Secretary shall act as Secretary.

     SECTION 1.7. Voting. At each meeting of shareholders each shareholder shall be entitled to one vote, in person or by proxy, for each share of stock registered in the name of such shareholder as of the record date fixed by the directors, unless otherwise provided in the Certificate of Incorporation.

     SECTION 1.8. List of Shareholders. A list of shareholders as of the record date, certified by the corporate officer responsible for its preparation or by the transfer agent of the Corporation, shall be produced at any meeting of shareholders upon the request thereat or prior thereto of any shareholder.

     SECTION 1.9.  Inspectors  of Election.   One or more inspectors of election
may be appointed by the Board of Directors to act at any meeting of shareholders, or, if the Board fails to act, the chairman of the meeting may appoint an inspector or inspectors. An inspector of election may or may not be a shareholder, but shall not be a candidate for the office of director.

     The inspector(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.

     Each inspector, before entering upon the discharge of his duties, shall be sworn faithfully to execute the duties of an inspector at such meeting with strict impartiality, and according to the best of such person's ability.

     SECTION 1.10. Nomination of Directors. (a) Only persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible for election as directors, and no person shall be elected as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.10. No nominations for directors other than those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in accordance with the provisions of this Section 1.10.

     (b) The Committee on Nominees for Directors and Officers shall recommend to the Board of Directors nominees for election as Directors. The Board of Directors shall thereafter by resolution adopted at least 20 days before the annual meeting select Corporation nominees for election as Directors. Such resolution shall be reflected in the minutes of the Corporation as of the date of its adoption.

     (c) Nominations of individuals for election to the Board of Directors of the Corporation at an annual meeting of shareholders may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting who complies with the notice procedures set forth in this
Section 1.10. A shareholder's notice shall be received by the Secretary at the Corporation's principal executive offices not less than 120 calendar days in advance of the date of the Corporation's proxy statement released to shareholders in connection with the previous year's annual meeting of shareholders. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation's stock which are beneficially owned by such person and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (2) as to the shareholder giving the notice (i) the name and address, as they appear on the


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books of the Corporation, of such shareholder,  (ii) the class and number of shares of the stock of the Corporation which are beneficially owned by such shareholder, and (iii) the period of time such shares have been owned.

     (d) At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation the information required to be set forth in a shareholder's notice of nomination which pertains to the nominee, together with the required written consents.

     (e) The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     (f) Ballots bearing the names of all the persons nominated by the Board of Directors and by shareholders shall be provided for use at the annual meeting. If the Board of Directors shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 2.1. Term and Qualifications. The business, property and affairs of the Corporation shall be overseen and controlled by the Board of Directors. Each director shall be the owner of at least 100 shares of common stock of the Corporation at the time of his election and at least 1,000 shares by the third anniversary of such election, provided shares of common stock of the Corporation are generally available for purchase. Directors holding office on June 27, 1995 shall not be required to own 1,000 shares of such stock until June 27, 1998. Directors elected to the Board of Directors after July 1, 1995 must retire from the Board before reaching age 70. Directors elected before such date shall not serve as a Director once attaining the age of 72.

     The directors shall be elected for the terms specified in the Certificate of Incorporation and shall hold office until their respective successors are duly elected and qualified. The number of directors may be increased or decreased from time to time by a majority of the entire Board of Directors within the limits specified in the Certificate of Incorporation but no decrease of the number of directors shall change the term of office of any director in office at the time thereof. If the number of directors is increased, the additional director or directors shall be elected and shall serve as specified in the Certificate of Incorporation.

     As used in these By-Laws, "entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies in the Board of Directors.

     If the status of a director changes, the director shall submit his resignation from the Board of Directors to the Chairman of the Board who shall recommend to the Committee on Nominees for Directors and Officers either to accept such resignation or to request the director to reconsider and continue to serve on the Board. The Committee shall then make its recommendation to the Board. For purposes of this SECTION of the By-Laws, change of status shall mean retirement, change of employer or occupation, or material change in responsibilities.

     SECTION 2.2. Vacancies. If the office of any director becomes vacant for any reason, a successor shall be selected in the manner and for the term specified in the Certificate of Incorporation.

     SECTION 2.3. Places of Directors' Meetings. The Board of Directors may hold meetings at such place or places within or without the State of New York as the Board of Directors may from time to time determine or as specified or fixed in the respective notices or waivers of notice thereof.

     SECTION 2.4. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice on the last Tuesday of each month, except May, August and December, if not a legal holiday, or, if a legal holiday, then on the next succeeding day not a legal holiday, at ten thirty o'clock a.m., or on such other date or at such other time as may be determined by the Board of Directors, except that one meeting shall be held immediately following adjournment of each annual meeting of shareholders and such meeting shall be in lieu of the meeting to be held in the month of such annual meeting. Any business may be conducted at any regular meeting, except


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as may be otherwise specifically provided by statute  or by the Certificate of
Incorporation or by Section 6.7 or other  provisions of these By-Laws.

     SECTION 2.5. Special Meetings. Special meetings of the Board of Directors shall be called by the Secretary when directed to call such meetings by the Chairman of the Board or, if the Chairman is incapacitated, by the written request of a majority of directors.

     SECTION 2.6. Notice of Special Meetings. Notice of the time, date, place and purpose of each special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be given to him at such place personally or by telegraph or telephone not later than the day before the day on which the meeting is to be held. Notice of any meeting need not be given to any director if waived by him in writing either before or after such meeting. At any meeting at which every member of the Board of Directors shall be present, though held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

     SECTION 2.7. Organization of Meetings. At all meetings of the Board of Directors, the Chairman of the Board or, in his absence, the Vice Chairman, if one is elected, and if not the President shall preside and the Secretary shall act as secretary. In the absence of such officers, a chairman or secretary of the meeting, or both, as the case may be, shall be elected from those present.

     SECTION 2.8. Quorum. At each meeting of the Board of Directors, the presence of at least a majority of the entire board shall constitute a quorum for the transaction of any business and any act of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these By-Laws.

     SECTION 2.9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action and such resolution and written consents thereto by the members of the Board of Directors or committee are filed with the minutes of the proceedings of the Board of Directors or committee.

     SECTION 2.10. Telephonic Meetings. At the request of the Chairman any one or more members of the Board or any Committee thereof may participate in a special meeting, or for quorum purposes in any meeting, of such Board or Committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence at the meeting.

     SECTION 2.11. Compensation. The Chairman of the Board and each director shall be entitled to receive such compensation and expense allowances as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 2.12. Directors Emeritus. The Board of Directors may appoint any former director as a director emeritus for terms of one year to serve on an advisory committee to the Board of Directors consisting of all directors emeritus. Directors emeritus shall receive fees or other compensation fixed by the Board of Directors not to exceed fees and compensation paid to regular members of the Board of Directors. Directors emeritus shall be eligible to attend all meetings of the Board of Directors but shall not be eligible to vote or be counted in determining the presence of a quorum.




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                                  ARTICLE III
                                   COMMITTEES

     SECTION 3.1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate an Executive Committee to serve at the pleasure of the Board of Directors, consisting of not less than three nor more than seven members of the Board of Directors, including the Chairman of the Board and the President. Any vacancy occurring in the Executive Committee, from whatever cause, may be filled by a majority of the entire Board of Directors. Each member of the Executive Committee shall hold office, so long as he shall remain a director, until his successor is duly appointed and qualified, or a majority of the Board of Directors designates a new Executive Committee.

     The Executive Committee shall keep full and accurate minutes of all its proceedings and report the same, together with a statement of all business transacted by it, to the Board of Directors at the next regular meeting thereof.

     SECTION 3.2. Powers of Executive Committee. During the intervals between meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers of the Board of Directors, except as restricted by law, in all cases in which specific directions have not been given by the Board of Directors.

     SECTION 3.3. Quorum of Executive Committee; Procedure. At all meetings of the Executive Committee, the presence of a majority of its members shall be necessary to constitute a quorum, and the concurrence or consent of a majority of the members present shall be necessary for action on any matter.

     The Executive Committee shall fix its own rules of procedure and meet at such times and places as the Chairman of the Board may direct.

     SECTION 3.4. Other Committees. The Board of Directors may from time to time, by resolution passed by a majority of the entire Board of Directors, designate one or more committees of the Board of Directors in addition to the Executive Committee and delegate to any of them such powers and duties, not inconsistent with statute or these By-Laws, as the Board of Directors may determine.

     SECTION 3.5. Compensation and Expenses. Each member of the Executive Committee and other committees shall be entitled to receive such compensation and expense allowance for attendance at meetings of their respective committees as the Board of Directors from time to time may fix and determine.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 4.1.  General Provisions.   The principal officers  of the
Corporation shall be a Chairman of the Board, a Vice Chairman, a President, one or more Vice Presidents (the number thereof and variations in title to be determined by the Board of Directors), a Secretary, a Treasurer, a Controller, and such other officers as the Board of Directors may designate. Any two offices except those of Chairman of the Board and Vice Chairman or President and Secretary may be held by the same person.

     SECTION 4.2.  Election  of Officers.   The Board of Directors shall elect,
at its first meeting after its election by the shareholders, a Chairman of the Board and a President from among its number and one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors may elect a Vice Chairman from among its number and such other officers including one or more Assistant Secretaries, Assistant Controllers and Assistant Treasurers, as it shall deem necessary, who shall have such authority and perform such duties as may be prescribed by the Board of Directors. Each officer so elected shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders for the election of directors and until his successor is elected, except in the event of his death, resignation or removal or the earlier termination of his term of office.


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     SECTION 4.3.  Chairman of the Board.  Except as otherwise  provided in these By-Laws, the Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the chief executive officer of the Corporation and shall perform all functions and duties incidental to that position, and shall have such additional powers and duties as may from time to time be assigned to him by the Board of Directors.

     SECTION 4.4. Vice Chairman. In the event of the absence or incapacity of the Chairman of the Board, the Vice Chairman shall preside at meetings of the shareholders and the Board of Directors, and shall have such other duties as the Chairman of the Board or the Board of Directors may assign from time to time.

     SECTION 4.5. President. The President shall be the chief operating officer of the Corporation and shall perform all functions and duties incidental to that position and such other duties as may from time to time be assigned to him by the Chairman of the Board or the Board of Directors.

     SECTION 4.6. Vice Presidents. Vice Presidents shall have such powers and perform such duties as may be assigned by the President or the Chairman of the Board. The Board of Directors in its discretion may assign to the titles of individual vice presidents terms such as "executive", "senior", "special", or others indicative of levels or areas of responsibility.

     SECTION 4.7. Secretary. The Secretary shall record or cause to be recorded in books provided for that purpose the minutes of the meetings of the shareholders, the Board of Directors, and all committees of which a secretary shall have been appointed. He shall be responsible for keeping the list of shareholders, and shall give or cause to be given notice of all meetings of shareholders, directors and committees. He shall have custody of the seal of the Corporation and shall perform such other duties as may from time to time be assigned by the Chairman of the Board or the President. He shall perform in general all duties incident to the office of Secretary.

     SECTION 4.8. Assistant Secretaries. The Board of Directors may from time to time appoint additional Assistant Secretaries. In the event of the absence or disability of the Secretary, his duties and powers shall be performed and exercised by an Assistant Secretary.

     SECTION 4.9.  Controller.   The Controller shall maintain adequate records
of all assets, liabilities and transactions of the Corporation. He shall see that adequate audits thereof are regularly made, and shall be charged with the preparation and filing of tax returns and the supervision of all matters relating to taxes. He shall render financial and accounting reports as required by the Chairman of the Board, the President or the Board of Directors or as necessary to the proper conduct of business.

     SECTION 4.10. Assistant Controllers. The Board of Directors may from time to time appoint one or more Assistant Controllers, who shall perform the duties and exercise the powers of the Controller in his absence or disability.

     SECTION 4.11.  Treasurer.   The Treasurer shall have charge and custody of
and be responsible for all funds and securities of the Corporation and shall deposit all such funds to the credit of the Corporation in such depositories as may be designated from time to time by the Board of Directors. He shall disburse the funds of the Corporation as may from time to time be ordered by the Chairman of the Board or the President. He shall render to the Chairman of the Board, the President, Board of Directors and shareholders upon request an account of all his transactions as Treasurer.

     SECTION 4.12. Assistant Treasurers. The Board of Directors may from time to time appoint one or more Assistant Treasurers, who shall perform the duties and exercise the powers of the Treasurer in his absence or disability.



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

     SECTION 4.13. General Counsel. The General Counsel shall be the chief legal officer of the Corporation and shall perform all functions and duties incidental to that position and such other duties as may from time to time be assigned to him by the Chairman of the Board or by the Board of Directors.

     SECTION 4.14. Salaries. The salaries of the officers of the Corporation elected by the Board of Directors, except for those officers who are designated as assistant officers, shall be fixed from time to time by the Board of Directors.

     SECTION 4.15. Retirement; Vacancies. Each officer shall retire on the first day of the month following attainment of age 65; however at the request of the Board of Directors, an officer may continue in that capacity after age 65 for a defined period. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors at any regular or special meeting thereof.

                                   ARTICLE V
                                 CAPITAL  STOCK

     SECTION 5.1. Certificates. Certificates for shares of capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. All such certificates shall be signed by the Chairman of the Board, President or a Vice President and by the Secretary or Treasurer or Assistant Secretary or Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be facsimile, engraved or printed. When any such certificate is signed by a transfer agent or transfer clerk and by a registrar, the signatures of any such officers upon such certificate may be facsimiles, engraved or printed. Any certificate bearing the signature or facsimile signature of any such officer may be issued by the Corporation, although he has ceased to be such officer at the date of such issuance.

     The Board of Directors may make such rules and regulations as it deems advisable to the issue, transfer and registration of such certificates, and may appoint a transfer agent or registrar or both, and require all such certificates to bear the signature of such transfer agent, or registrar, or both.

     SECTION 5.2. Record. A record shall be kept of the names of the person, firm or corporation owning the stock represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate and the date thereof, and, in the event of cancellation, the date of cancellation. The person in whose name the shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

     SECTION 5.3. Fixing of Record Date. The Board of Directors may fix a day not more than 50 days prior to the day of holding any meeting of shareholders as the time as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who are holders of record at such time and no others shall be entitled to notice of and to vote at such meeting. The Board of Directors may also fix a day not exceeding 40 days preceding the date fixed for the payment of any dividend or for the delivery of evidences of rights, as the time as of which shareholders entitled to receive any such dividend or rights shall be determined.

     SECTION 5.4. Transfers. Stock certificates shall be transferable (so far as the Corporation is concerned) only on the books of the Corporation on surrender of the certificates properly endorsed and stamped, and accompanied by such waivers and certificates as may be legally required, whereupon the old certificates shall be canceled and new certificates issued to the transferees in lieu thereof.

     SECTION 5.5. Lost Stock Certificates. Any person claiming a certificate of stock to be lost or destroyed shall make affidavit or affirmation of the fact to the Corporation. Unless otherwise determined by the Board of Directors, the proper officers of the Corporation shall issue a new certificate representing the same number of shares only after the person claiming to be the owner, or his legal representative, shall have given the Corporation a bond of indemnity, in form and with surety or sureties and in an amount approved by the Corporation's counsel.


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

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

     SECTION 6.1.  Fiscal Year.   The Corporation's  fiscal year is the 52 or
53-week annual accounting period ending the last Friday in December for domestic operations, and December 31 for foreign operations.

     SECTION 6.2.  Corporate Seal.   The corporate seal  of the Corporation
shall be circular in form with the name of the Corporation in the circumference and "New York" in the center.

     SECTION 6.3. Resignations. Any director or officer of the Corporation may resign his office at any time upon presenting his written resignation to the Board of Directors, and unless some time be fixed for the taking effect of such resignation, the same shall become effective immediately. The acceptance of a resignation shall not be required to make it effective.

     SECTION 6.4. Checks, Drafts, Notes and Other Negotiable Instruments. All checks, drafts, notes and other negotiable instruments made by the Corporation shall be signed by such officer or officers or agents as the Chairman of the Board or the President from time to time may designate.

     SECTION 6.5. Waiver of Notice. Any shareholder, officer or director may waive any notice required to be given under these By-Laws.

     SECTION 6.6.  Indemnification and Insurance.  (a)  Right to
Indemnification.   Each person who was  or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, or appeal thereof, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the New York Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, but not limited to, all attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in subsection (b) of this Section 6.6, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this subsection (a) shall be a contract right and shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the New York Business Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.6 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers, or on such other terms and conditions as the Board of Directors may deem necessary or desirable.



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

     (b) Right of Claimant  to Bring Suit.   If a claim under subsection (a) of
this Section 6.6 is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including, without limitation, attorneys' fees) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New York Business Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, or any part thereof, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New York Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, or any part thereof, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (c) Non Exclusivity of Rights.   The  right to indemnification and the
payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section 6.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation,by-law, agreement, vote of shareholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, to the fullest extent allowed by law, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New York Business Corporation Law.

     SECTION 6.7. Amendments. These By-Laws may be amended or repealed, or new By-Laws may be adopted at any time by the affirmative vote of the holders of a majority of the stock entitled to vote at any meeting of shareholders or by the affirmative vote of a majority of the entire Board of Directors at any meeting of the Board of Directors. No proposal to amend the By-Laws shall be acted upon at any meeting of the Board of Directors unless notice of such proposal, setting out the substance of the proposed amendment, has been given to each director at least five business days prior to the meeting at which such proposal is to be acted upon or unless all directors unanimously waive giving of such notice.

         -------------------------------------------------------------

                            SECRETARY'S CERTIFICATE

I, the undersigned, Secretary of Foster Wheeler Corporation, do hereby certify that the foregoing is a true copy of the By-Laws of said Corporation as amended to the date hereof, and that said By-Laws are now in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of  said
Corporation this                  day of                  19




(CORPORATE SEAL)                                                     Secretary



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